Exhibit 10.1

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT, dated as of February 12, 2024 (this “Company Support Agreement”), is entered into by and among the stockholders named on the signature pages hereto (each, a “Stockholder”), Nava Health MD, Inc., a Maryland corporation (the “Company”), and 99 Acquisition Group Inc., a Delaware corporation (“Parent”). Capitalized terms used but not defined in this Company Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, NNAG Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company, and Bernaldo Dancel, in the capacity as the representative of the Company Stockholders, are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, in accordance with the Merger Agreement and Section 3-314 of the Maryland General Corporation Law (the “MGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, and as a result of the Merger, among other matters, all of the issued and outstanding capital stock of the Company as of immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration Shares and, if applicable, the Contingent Merger Consideration Shares as set forth in the Merger Agreement and subject to the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), as set forth underneath such Stockholder’s name on the signature pages hereto (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by such Stockholder prior to the termination of this Company Support Agreement being referred to herein as the “Stockholder Shares”);

WHEREAS, the Board of Directors of the Company has (a) approved and declared advisable the execution of the Merger Agreement, the transactions contemplated thereby, including the Merger, and the execution of the Additional Agreements to which the Company is or will be a party (collectively, the “Transactions”) and the performance of its obligations thereunder on the terms and subject to the conditions set forth therein, (b) determined that the Merger is advisable and in the best interests of the Company, and (c) resolved to recommend to the stockholders of the Company (each, a “Company Stockholder”) that they approve the Merger; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, each Stockholder is executing and delivering this Company Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Each Stockholder, solely in his, her or its capacity as a Company Stockholder, agrees that, during the term of this Company Support Agreement, at any meeting of the Company Stockholders related to the Merger Agreement or the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), including any separate class or series vote thereof, and/or in connection with any written consent of the Company Stockholders related to the Transactions (all meetings or consents related to the Merger Agreement and/or the Transactions are collectively referred to herein as the “Meeting”), such Stockholder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause his, her or its Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of his, her or its Stockholder Shares in favor of the Merger Agreement and the Transactions; and

(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of his, her or its Stockholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or

Annex E-1

adversely affect the Merger or any of the Transactions, or (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Company Support Agreement.

2. Restrictions on Transfer. Each Stockholder agrees that, during the term of this Company Support Agreement, he, she or it shall not:

(a) (i) sell, assign, pledge, exchange or otherwise transfer or dispose of, encumber, hedge, swap, convert or utilize a derivative to transfer an interest in (individually and collectively, “Transfer”) any of his, her or its Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Company Support Agreement in a form reasonably acceptable to Parent and the Company, or (ii) enter into any Contract, option or other binding arrangement (including any profit sharing arrangement) with respect to the Transfer of any of such Stockholder Shares;

(b) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Stockholder Shares) with respect to his, her or its Stockholder Shares, or enter into any other Contract with respect to such Stockholder Shares that would prohibit or prevent the satisfaction of his, her or its obligations pursuant to this Company Support Agreement;

(c) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect, or have the effect of preventing or disabling such Stockholder from performing his, her or its obligations hereunder;

(d) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of his, her or its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Stockholder from performing any of his, her or its obligations hereunder; or

(e) publicly announce any intention to effect any such transaction specified in this Section 2.

The Company agrees that it shall not register any sale, assignment or Transfer of the Stockholder Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. Each Stockholder agrees that, during the term of this Company Support Agreement, in the event that (a) any shares of Company Common Stock or other voting securities of the Company are issued to the Stockholder after the date of this Company Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of the Company securities owned by such Stockholder or otherwise, (b) the Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other voting securities of the Company after the date of this Company Support Agreement, or (c) the Stockholder acquires the right to vote or share in the voting of any Company Common Stock or other voting securities of the Company after the date of this Company Support Agreement (such Company Common Stock and other voting securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the Stockholder shall be subject to the terms of this Company Support Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

4. No Challenge. Each Stockholder agrees to not commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Company Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to not exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable Law (including under Subtitle 2 of Article 3 of the MGCL) relating to the Merger and the consummation of the Transactions, including any notice requirements.

Annex E-2

6. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities Authority, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of such Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Company Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Company Support Agreement. Each Stockholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). No Stockholder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

7. Stockholder Representations: Each Stockholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a) Such Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Such Stockholder has full right and power, without violating any agreement to which he, she, or it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Company Support Agreement;

(c) (i) If such Stockholder is not an individual, such Stockholder was duly formed and is validly existing and in good standing under the Laws of the jurisdiction in which it was formed, and the execution, delivery and performance of this Company Support Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Stockholder and (ii) if such Stockholder is an individual, the signature on this Company Support Agreement is genuine, and such Stockholder has legal competence and capacity to execute the same;

(d) This Company Support Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Company Support Agreement, this Company Support Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by the Enforceability Exceptions;

(e) The execution and delivery of this Company Support Agreement by such Stockholder does not, and the performance by such Stockholder of his, her or its obligations hereunder will not, (i) if such Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of his, her or its obligations under this Company Support Agreement;

(f) There are no Actions pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened Actions, that would be before) any Authority that in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of such Stockholder’s obligations under this Company Support Agreement;

(g) No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Company Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of such Stockholder;

(h) Such Stockholder has not entered into, and shall not enter into, any agreement that would prevent such Stockholder from performing any of his, her or its obligations hereunder;

Annex E-3

(i) Such Stockholder has good title to his, her or its Stockholder Shares, free and clear of any Liens other than Permitted Liens, Liens under the Company Articles of Incorporation (as amended), the Company Bylaws (as amended), and/or investment documents with the Company, as applicable, and applicable securities Laws, and such Stockholder has the sole power to vote or cause to be voted his, her or its Stockholder Shares; and

(j) The Stockholder Shares are the only shares of capital stock of the Company owned of record or beneficially owned by such Stockholder as of the date hereof, and none of such Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Stockholder Shares that is inconsistent with such Stockholder’s obligations pursuant to this Company Support Agreement (other than the Voting Agreement entered into pursuant to the Merger Agreement).

8. Specific Performance; Remedies Cumulative. Each Stockholder hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by such Stockholder of his, her or its obligations under this Company Support Agreement, (b) monetary damages would not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in Law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate. Any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon a party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9. Entire Agreement; Amendment; Waiver. This Company Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Company Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Company Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

10. Binding Effect; Assignment; Third Parties. This Company Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Company Support Agreement and all obligations of each Stockholder are personal to such Stockholder and may not be assigned, transferred or delegated by such Stockholder at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Company Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

11. Counterparts. This Company Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Company Support Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Company Support Agreement as to the parties and may be used in lieu of the original Company Support Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Company Support Agreement shall become effective upon delivery to each party of executed signature pages that together (but need not individually) bear the signatures of all other parties.

12. Severability. This Company Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Company Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Company Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Annex E-4

13. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 11.6 (Governing Law), 11.14 (Waiver of Jury Trial), and 11.15 (Submission to Jurisdiction) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Company Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Company Support Agreement shall be in writing and shall be sent or given in accordance with the terms and to the respective addresses set forth in of Section 11.1 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Parent, and, with respect to any Stockholder, at the address set forth underneath such Stockholder’s name on the signature pages hereto.

15. Termination. This Company Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or any Stockholder shall have any rights or obligations hereunder, on the earliest of (a) the mutual written consent of Parent, the Company and such Stockholder, (b) the Effective Time, or (c) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve such Stockholder, Parent or the Company from any liability resulting from a breach of this Company Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of Sections 9, 10, 11, 12, 13, 14, 15, 17, 18 shall survive the termination of this Company Support Agreement.

16. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

17. Expenses. Each Stockholder shall be responsible for his, her or its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Company Support Agreement, the performance of his, her or its obligations hereunder and the consummation of the transactions contemplated hereby, and the payment and/or reimbursement of the fees and expenses of the Company and the Parent in connection herewith shall be governed by the provisions of Section 11.4 (Expenses) of the Merger Agreement, which is incorporated herein by reference; provided, that in the event of any Action arising out of or relating to this Company Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

18. Interpretation. The titles and subtitles used in this Company Support Agreement are for convenience only and are not to be considered in construing or interpreting this Company Support Agreement. In this Company Support Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (c) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Company Support Agreement as a whole and not to any particular section or other subdivision of this Company Support Agreement. The parties have participated jointly in the negotiation and drafting of this Company Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Company Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Company Support Agreement.

19. No Partnership, Agency or Joint Venture. This Company Support Agreement is intended to create a contractual relationship among any Stockholder, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. Each Stockholder has acted independently regarding its decision to enter into this Company Support Agreement. Nothing contained in this Company Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Shares. All rights, ownership and economic benefits of and relating to the Stockholder Shares shall remain vested in and belong to the applicable Stockholder, and neither Company nor Parent shall have any authority to direct any Stockholder in the voting or disposition of his, her or its Stockholder Shares, except as otherwise provided herein.

Annex E-5

20. Capacity as Stockholder. Each Stockholder signs this Company Support Agreement solely in such Stockholder’s capacity as a Company Stockholder and not in any other capacity. Nothing herein shall be construed to limit or affect any actions or inactions by such Stockholder or any Representative of such Stockholder, as applicable, serving as a director, officer or employee of the Company or any Subsidiary of the Company, acting in such Person’s capacity as a director, officer or employee of the Company or any Subsidiary of the Company.

{remainder of page intentionally left blank}

Annex E-6

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

The Company:
NAVA HEALTH MD, INC.
By:	/s/ Bernaldo Dancel
Name:	Bernaldo Dancel
Title:	Chief Executive Officer

{Signature Page to Company Support Agreement}

Annex E-7

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

Parent:
99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chief Executive Officer

{Signature Page to Company Support Agreement}

Annex E-8

Stockholder:

Ascend One Corporation

By:	/s/ Bernaldo Dancel
Name:	Bernaldo Dancel
Title:	President
Number and Type of Shares:	Shares of Company Common Stock
Shares of Company Common Stock:	9,448,683
Address for Notice:
Address:

Facsimile No.:
Telephone No.:
Email:

Stockholder:

By:	/s/ Bernaldo Dancel
Name:	Bernaldo Dancel

Number and Type of Shares:	Shares of Company Common Stock
Shares of Company Common Stock:	220,723

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Stockholder:

By:	/s/ Zachary Dancel
Name:	Zachary Dancel

Number and Type of Shares:	Shares of Company Common Stock
Shares of Company Common Stock:	441,455

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Company Support Agreement}

Annex E-10

Stockholder:

By:	/s/ Carl Douglas Lord
Name:	Carl Douglas Lord

Number and Type of Shares:	Shares of Company Common Stock
Shares of Company Common Stock:	380,000

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Stockholder:

By:	/s/ Jodi Usher
Name:	Jodi Usher

Number and Type of Shares:	Shares of Company Common Stock
Shares of Company Common Stock:	55,176

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Stockholder:

By:	/s/ Suzanne Coblentz
Name:	Suzanne Coblentz

Number and Type of Shares:
Shares of Company Common Stock:	0

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Company Support Agreement}

Annex E-11

Stockholder:

By:	/s/ Keith O’Donnell
Name:	Keith O’Donnell

Number and Type of Shares:
Shares of Company Common Stock:	0

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Stockholder:

By:	/s/ Hyun-Soo Park
Name:	Hyun-Soo Park

Number and Type of Shares:
Shares of Company Common Stock:	0

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Company Support Agreement}

Annex E-12